Exhibit 10.3

[Execution Copy]

U.S.$80,000,000

SINA Corporation

Zero Coupon Convertible Subordinated Notes Due 2003

PURCHASE AGREEMENT

June 30, 2003

U.S.$80,000,000

SINA Corporation

Zero Coupon Convertible Subordinated Notes Due 2023

PURCHASE AGREEMENT

June 30, 2003

Credit Suisse First Boston LLC
     As Representative of the Several Purchasers,
     c/o Credit Suisse First Boston LLC
     Eleven Madison Avenue,
     New York, N.Y. 10010-3629

Dear Sirs:

     1.     Introductory. SINA Corporation, a Cayman Islands corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S.$80,000,000 aggregate principal amount of its Zero Coupon Convertible Subordinated Notes due 2023 (the “Firm Securities”) and also proposes to grant to the Purchasers an option, exercisable from time to time by Credit Suisse First Boston LLC to purchase an aggregate of up to an additional U.S.$20,000,000 principal amount (“Optional Securities”) of its Zero Coupon Convertible Subordinated Notes due 2023, to be issued under an indenture, which is expected to be entered into on July 7, 2003 (the “Indenture”), between the Company and The Bank of New York, as Trustee. The Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”. The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.”

     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the “Commission”) registering the resale of the Offered Securities and the Underlying Shares, as hereinafter defined, under the Securities Act.

     The Company hereby agrees with the several Purchasers as follows:

     2.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with any Exchange Act Reports (as hereinafter defined) incorporated by reference, and any other document approved, in writing, by the Company for use in connection with the contemplated resale of the Offered Securities, if any, are hereinafter collectively referred to as the “Offering Document”. On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC (“CSFB”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Transition Report on Form 10-K for the transition period from July 1, 2002 to December 31, 2002, as amended, filed with the Securities and Exchange Commission (the “Commission”) and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the rules and regulations of the Commission thereunder.

(b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(d) The Indenture and the execution and delivery thereof have been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into the ordinary shares, par value U.S.$0.133 per share (“Underlying Shares”) of the Company in accordance with the terms of the Indenture; the Underlying Shares issuable from time to time upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

(f) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Offering Circular.

(g) Except for the Investors’ Rights Agreement dated as of October 19, 1999, and the registration rights agreement entered into in connection with the Company’s acquisition of Sun Media Group dated as of September 12, 2001, or as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the shares registered pursuant to the Registration Statement, except such as have been validly waived in writing in connection with the offering hereby and except as described in the Registration Statement.

(h) No consent, approval, authorization, or order of, or filing with, any United States, Cayman Islands or PRC governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except as such may be required by the securities or Blue Sky laws of various states in connection with the offering of the Offered Securities, or for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

(i) Except as disclosed in the Offering Document, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities and dividends and other distributions declared and payable on the Underlying Shares issuable from time to time upon conversion thereof and the Underlying Shares issuable from time to time upon conversion thereof may be paid by the Company to the holder thereof in United States dollars or Cayman Islands dollar that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(j) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement or instrument to which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except in the case of clause (ii), to the extent such default would not have a Material Adverse Effect.

(k) Each of (A) the execution, delivery and performance of the Indenture and this Agreement and the Registration Rights Agreement, (B) the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof and (C) the issuance and delivery from time to time of the Underlying Shares by the Company upon conversion of the Offered Securities in accordance with the terms of the Offered Securities and the provisions of the Indenture will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject which, in each case, is material to the Company and its subsidiaries taken as a whole, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities.

(l) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

(m) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(n) Except as set forth in the Offering Document, the Company and its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies, including all necessary licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, certificates, permits, report to and filings (hereinafter referred to as “PRC Governmental Authorizations”), with any PRC court (whether at the national or local level) or PRC governmental agency or body or any stock exchange authority or any other regulatory body (including, without limitation, the Ministry of Information Industry, State Administration of Industry and Commerce, the Ministry of Commerce, China Securities Regulatory Commission) having jurisdiction over the Company and the PRC Subsidiaries (as defined herein) (hereinafter referred to as “PRC Governmental Agency”), for the Company and its subsidiaries necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o) Except as disclosed in the Offering Document, the Company and each of the subsidiaries of the Company listed in Schedule C hereto (each a “PRC Subsidiary”) are in compliance with all regulatory requirements imposed by PRC Governmental Agencies pertaining to or relating to the business conducted in the PRC by the Company through the PRC Subsidiaries, including, but not limited to, licensing requirements relating to online advertising; and the Company and each of the PRC Subsidiaries has applied for all permits or licenses to comply with regulatory requirements to become effective imminently including, but not limited to, the “Internet Culture Regulation Provisional Rules and Decrees”.

(p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company upon due inquiry, is imminent that might have a Material Adverse Effect.

(q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r) Except as disclosed in the Offering Document, there are no pending legal or governmental actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement or the Registration Rights Agreement or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge upon due inquiry, threatened or contemplated.

(s) The financial statements included in or incorporated by reference in the Offering Document, together with all related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except where disclosed therein; all non-GAAP financial information included or incorporated by reference in the Offering Document complies with the requirements of Regulation G and Item 10 of Regulation S-K.

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(u) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(w) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the United States Investment Company Act of 1940 (the “Investment Company Act”).

(x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(y) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder will be exempt from the registration requirements of the Securities Act by reason of Regulation S thereunder; and subject to the accuracy of the Purchasers’ representations, warranties and covenants contained herein, it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(z) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Purchasers to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Purchasers be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of this Agreement.

(aa) All local and national PRC governmental tax waivers and other local and national PRC tax relief accorded to the PRC Subsidiaries are valid, binding and enforceable and do not violate any provision of any law or statute or any order rule regulation of any local or national PRC

Governmental Agency, and each of the subsidiaries of the Company has paid all taxes in each jurisdiction in which it conducts business, which it is required to have paid.

(bb) None of the Company, any of its subsidiaries or its officers, directors, supervisors, managers, agents or employees has, directly or indirectly, (A) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in the Cayman Islands, the PRC or any other jurisdiction or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was or is prohibited under any applicable law, rule or regulation of any locality.

(cc) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(dd) There is no “substantial U.S. market interest” as defined in Rule 902(n) of Regulation S in the Company’s debt securities.

     3.     Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, the respective principal amounts of Firm Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global Securities in definitive form (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company at the office of Shearman & Sterling LLP, 12th Floor, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong at 9:00 A.M. (New York time), on July 7, 2003, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the above office of Shearman & Sterling LLP at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFB given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the

Optional Securities at the purchase price per principal amount of Offered Securities to be paid for the Firm Securities. The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by CSFB to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given.

     The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global Securities in definitive form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company at the office of Shearman & Sterling LLP, 12th Floor, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

     4.     Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each of Purchaser severally agrees that (i) it has not offered or sold and will not offer or sell or permit to be offered or sold in Hong Kong, by means of any document, any notes, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong; and (ii) unless it is a person permitted to do so under the securities laws of Hong Kong, it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation, whether in Hong Kong or elsewhere, which is or contains an invitation to the public to enter into or offer to enter into an agreement to acquire, dispose of, subscribe for or underwrite the Offered Securities (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Securities intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

(f) Each Purchaser severally represents and agrees that (i) it has not offered or sold, and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied with and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

     5.     Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFB’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b) The Company will furnish to CSFB copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests, and the Company will furnish to CSFB on the date hereof one copy of the Offering Document signed by a duly authorized officer of the Company. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them; provided, however, that this covenant shall not apply to any of the Offered Securities that have been reacquired by any of the affiliates of the Company and that are sold by any of them pursuant to an effective Registration Statement.

(f) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g) The Company will pay all expenses (together with VAT where applicable) incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto, and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers, except that CSFB shall reimburse the Company, up to 0.25% of the gross proceeds of the Offered Securities, for reasonable out of pocket expenses incurred by the Company as set forth above. It being understood, however, that except as provided in this Section 5, each Purchaser will pay all of its costs and expenses, including fees and disbursements of counsel in connection with any offers it may make.

(h) In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or any ordinary shares, par value U.S.$0.133 per share, of the Company (“Ordinary Shares”) or securities convertible into or exchangeable or exercisable for Ordinary Shares or warrants or other rights to purchase Ordinary Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB. The foregoing sentence shall not apply to (A) the sale or conversion of Offered Securities under this Agreement, (B) the issuance by the Company of any Ordinary Shares upon the exercise of an option or warrant or the conversion of a security, in each case, outstanding on the date hereof, (C) the grant by the Company of options to directors, employees, consultants or other service providers of the Company or its Subsidiaries pursuant to a plan in effect on the date hereof, (D) any Ordinary Shares or other rights to acquire capital stock of the Company issued pursuant to equipment financing, lease financing or working capital financing activities entered into in the ordinary course of business, or (E) any Ordinary Shares or other rights to acquire capital stock of the Company issued in connection with the acquisition of complementary businesses or technologies by merger or acquisition or in connection with partnering, license or similar transactions; provided, however, that, in the case of (D) and (E), any person acquiring any Ordinary Shares or other rights to acquire capital stock of the Company is otherwise subject to a similar lock-up agreement for 90 days. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(j) The Company will indemnify and hold harmless the Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever within the Cayman Islands, Hong Kong or the PRC unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     6.     Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Purchasers shall have received a letter, dated the date of this Agreement and the Closing Date, of PricewaterhouseCoopers in the form attached to this Agreement as Schedule B.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating)or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S., Cayman Islands, PRC or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, Nasdaq, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Cayman Islands or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Purchasers shall have received an opinion, dated such Closing Date of Maples and Calder Asia, Cayman Islands counsel for the Company that:

(i) The Company has been duly incorporated and is validly existing as an exempted company with limited liability for an unlimited duration under the laws of the Cayman Islands with full corporate power and authority to own its property and assets and to carry on its business in accordance with its Memorandum and Articles of Association and to enter into and execute and perform its obligations under this Agreement;

(ii) The Company has an authorised capital as set forth in the Offering Circular, and all of the issued Shares in the capital of the Company (including the Shares being issued and delivered from time to time upon conversion when issued, entered on the Register of Members of the Company and delivered in accordance with the terms of the Purchase Agreement and the Indenture) have been duly and validly authorised and issued, are or, upon entry as fully paid on the Register of members of the Company following payment of the conversion price, will be, fully paid and non-assessable and conform to the description thereof contained in the Offering Circular;

(iii) The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement by the Company and the performance of its obligations thereunder have been duly authorised and approved by all necessary corporate action of the Company and do not violate, conflict with or result in a breach of any of the terms or provisions of its memorandum and articles of association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands;

(iv) This Agreement, the Indenture and the Registration Rights Agreement, when executed and delivered for and on behalf of the Company, will constitute legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth;

(v) No authorisations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with:

(A)	the execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement;

(B)	the performance of any obligation under this Agreement, the Indenture and the Registration Rights Agreement; and

(C)	the payment of any amount under this Agreement, the Indenture and the Registration Rights Agreement.

(vi) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands;

(vii) The statements in the Offering Circular under the captions “Enforceability of Civil Liabilities”, “Description of Share Capital – Differences in Corporate Law”, “Certain Income Tax Considerations – Cayman Islands Taxation” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, fairly present the information and summarise the matters referred to therein;

(viii) The Company is in good standing with the Registrar of Companies in the Cayman Islands;

(ix) No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of (i) the execution or delivery of the Purchase Agreement, the Indenture and the Registration Rights Agreement or the performance or enforcement of the terms thereof by any of the Purchasers, (ii) the issuance and sale of the Offered Securities by the Company; (iii) the issuance and delivery of the Shares upon the conversion of the Offered Securities or (iv) the sale and delivery outside of the Cayman Islands by the Purchasers of the Offered Securities to the subsequent purchasers thereof, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement);

(x) There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands Government or any taxing authority thereof on or by virtue of (i) the execution, delivery or enforcement of this Agreement, the Indenture and the Registration Rights Agreement, (ii) any payment of any nature to be made by the Company under any of this Agreement, the Indenture and the Registration Rights Agreement (iii) the issuance and sale of the Offered Securities by the Company, (iv) the issuance and delivery of the Shares upon the conversion of the Offered Securities or (v) the sale and delivery outside of the Cayman Islands by the Initial Purchasers of the Offered Securities to the initial purchasers thereof. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax;

(xi) The choice of the laws of New York to govern this Agreement, the Indenture and the Registration Rights Agreement will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on this Agreement, the Indenture and the Registration Rights Agreement brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under this Agreement, the Indenture and the Registration Rights Agreement could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of this Agreement, the Indenture and the Registration Rights Agreement in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment;

(xii) The submission to the jurisdiction of the courts sitting in New York City, and the appointment of an agent to accept service of process in such jurisdiction, is legal, valid and binding on the Company;

(xiii) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognise and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to this Agreement, the Indenture and the Registration Rights Agreement without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard;

(xiv) Based on such counsel’s review of the Register of Writs and other Originating Process for the period from 9 July 1997, there are no actions pending against the Company in the Grand Court of the Cayman Islands on July 4, 2003. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which such counsel has made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. Such counsel assumes that there has been no change in this position since the date on which the enquiries were made; and

(xv) There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

(d) The Purchasers shall have received an opinion, dated such Closing Date of Jun He Law Offices, PRC counsel for the Company, that:

(i) Each of the PRC Subsidiaries has been duly incorporated and is validly existing as a limited liability company under the laws of the PRC with legal right, power and authority (corporate or otherwise), as authorized by the PRC government, to own, use, lease and operate its assets and, to the best of such counsel’s knowledge after due inquiries under current circumstance, to conduct its business in connection with online advertising, mobile value-added services (except for the provision of trans-provincial mobile value-added services may be required the trans-provincial value added telecom license issued by the Ministry of Information Industry which none of the PRC Subsidiaries has obtained) and online games (the provision of which may be subject to the approval of the Ministry of Culture in accordance with the Interim Regulations on the Management of the Culture of the Internet, which will come into effective as of July 1, 2003) (for purposes of such opinion, online advertising, mobile value-added services and online games collectively referred to hereinafter as the “Major Business”) in the manner as described in the Offering Circular and is duly qualified to transact business under PRC law and regulations. The Articles of Association, the business license and other constituent documents of each PRC Subsidiary comply with the requirements of applicable PRC law and regulations and are in full force and effect;

(ii) All equity interest of each of the material PRC Subsidiaries listed in Schedule D hereto (each a “Material PRC Subsidiary”) is fully paid and legally owned by the entities or individuals, as the case may be, listed in Schedule C attached to such counsel’s opinion (the “Shareholders”), with such counsel’s proper verification, free and clear of all liens, encumbrances, equities or claims except for the pledges as described in Schedule D to such counsel’s opinion; each Material PRC Subsidiary has obtained all PRC Governmental Authorizations which are required under PRC law and regulations to be obtained from governmental agencies for the ownership by each of the Shareholders of its/his/her equity interest in such Material PRC Subsidiary, and no other PRC Governmental Authorization is required under PRC law and regulations for such ownership;

(iii) Based on such counsel’s general review of the title documents and without independent check or verification thereof, each Material PRC Subsidiary has valid title to, or valid leasehold interests in, all of their material real property and valid title to all material personal property owned by it, to such counsel’s knowledge and without independent check or verification thereof, in each case free and clear of all liens, encumbrances, third party rights or interest, defects or any other restrictions except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such Material PRC Subsidiary; subject to such counsel having received the asset list of each subsidiary and receipts to evidence such ownership and any real property and building held under lease by each Material PRC Subsidiary is held by it under valid, subsisting and enforceable leases in full force and effect with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by such Material PRC Subsidiary and no material default (or event which with notice or lapse of time, or both, would constitute such as default) by such Material PRC Subsidiary has occurred and is continuing under any such lease;

(iv) Based upon the representations and warranties of the Company and the PRC Subsidiaries, there are no legal, arbitral or governmental proceedings current or pending or threatened or likely to be threatened in the PRC to which the Company or any of the Material PRC Subsidiaries is a party or of which any property or asset of the Company or any of the Material PRC Subsidiaries is the subject which, if determined adversely to the Company or such Material PRC Subsidiary, as the case may be, would individually or in the aggregate have a material adverse effect on the general affairs, management, business condition (financial or otherwise), assets, liabilities, current or future combined financial position, shareholders’ equity or results of operations of the Company or such Material PRC Subsidiary or on the Company’s ability to consummate the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except for those as listed in Schedule E attached to such counsel’s opinion; and no such proceedings are threatened or contemplated by any PRC Governmental Agency or non-governmental persons or entities and there is no claim, event, fact or circumstance of material importance which is likely to give rise to a claim against the Company or any of the Material PRC Subsidiaries in the PRC;

(v) Each of (A) the issue and sale of the Offered Securities, (B) the issuance and delivery of the common shares of the Company upon conversion by holders of the Offered Securities in accordance with the terms of the Offered Securities and the provisions of the Indenture, (C) the authorization, execution and delivery by the Company of this Agreement, the Indenture and the Registration Rights Agreement, (D) the performance by the Company of all of its obligations under, and the compliance by the Company with all of the provisions of, this Agreement, the Indenture and the Registration Rights Agreement, and (E) the consummation of all of the transactions contemplated in each of this Agreement, the Indenture and the Registration Rights Agreement, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument, insofar as such document is governed by PRC law, to which any of the Company or any Material PRC Subsidiary is a party or by which the Company or any Material PRC Subsidiary is bound or to which any of the property or assets of the Company or any Material PRC Subsidiary is subject, (ii) result in any violation of the provisions of the Articles of Association or business licenses or other constituent documents of any Material PRC Subsidiary or any law or statute or any order, rule, ruling or regulation of any PRC Governmental Agency having jurisdiction over the Company or such Material PRC Subsidiary or any of their properties, or (iii) require any PRC Government Authorization;

(vi) Each of the contracts listed in Schedule F of such counsel’s opinion (each a “Material Contract”) has been duly authorized, executed and delivered by the applicable Material PRC Subsidiary or Shareholder and such entity or person, to the extent applicable, has taken all necessary corporate actions to authorize the performance thereof; the applicable Material PRC Subsidiary had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; if applicable, such Material Contract has been properly transferred, amended or assigned such that the applicable Subsidiary is the obligor and beneficiary under such Material Contract; such transfers, amendments or assignments were duly authorized, executed and delivered by the parties to the applicable Material Contract; all PRC Governmental Authorizations required in the PRC for such transfers, amendments and assignments have been obtained and are in full force and effect; and all necessary steps for such transfers and assignments have been taken and all consents required from all counter parties to such contracts have been obtained and are in full force and effect;

(vii) The events and transactions set forth in the Offering Circular relating to the issue and sale of the Offered Securities do not violate applicable PRC law, and no PRC Government Authorizations are required for the consummation of the transactions contemplated in each of the Offering Circular, this Agreement, the Indenture and the Registration Rights Agreement.

(viii) Such counsel is not aware and has not heard from or been informed by the Company or the PRC Subsidiaries or other sources, in each case after due inquiries under current circumstances, there are any legal or governmental proceedings pending in the PRC challenging the effectiveness or validity of the events and transactions set forth in the

Offering Circular in connection with the issue and sale of the Offered Securities, and such proceedings are threatened or contemplated by any PRC Governmental Agency in the PRC;

(ix) To the best of such counsel’s knowledge after due inquiries, the Material PRC Subsidiaries have all necessary PRC Governmental Authorizations with all PRC Governmental Agency for the Company and the Material PRC Subsidiaries to own, lease, license and use properties and assets and to conduct their businesses in connection with the Major Business in so far as such properties and assets and the conduct of such business are governed by PRC law, and such PRC Governmental Authorizations are in full force and effect and contain no materially burdensome restrictions or conditions not described in the Offering Circular; nothing has come to such counsel’s attention that any of the Company and the Material PRC Subsidiaries are in violation of the provisions of any such PRC Governmental Authorizations or that the business conducted by it violates any PRC law to which any of the Company or the Material PRC Subsidiaries is subject or by which any of the Company and the PRC Subsidiaries is bound in connection with the Major Business;

(x) Nothing has come to such counsel’s attention after due inquiries with the Company and the Subsidiaries that any of the Material PRC Subsidiaries is in violation of its constituent documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in loan agreement, lease or other agreement or instrument governed by the PRC law to which it is a party or by which it or any of its properties may be bound;

(xi) Each Material PRC Subsidiary owns or has valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it; except as described in the Offering Circular, based upon the representations and warranties of the Material PRC Subsidiaries, the Material PRC Subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, in the earnings, business or results of operations of the Company and the Material PRC Subsidiaries, taken as a whole;

(xii) The statements set forth in the Offering Circular insofar as they purport to describe provisions of PRC law and documents governed by the PRC law referred to therein are fair summarization of such matters and are correct in major respects;

(xiii) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Purchasers to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Purchasers be deemed to be resident, domiciled, carrying on business through all establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of this Agreement; and

(xiv) Such counsel has no reason to believe that, as of the date of the preliminary form of the Offering Circular, as of the date of the final form of the Offering Circular and as of the date hereof, the Offering Circular or any further amendment or supplement thereto made by the Company (other than the financial statements therein, as to which such counsel expresses no opinion) contained, insofar as matters relating to the PRC

Subsidiaries and matters of PRC law are concerned, an untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.

(e) The Purchasers shall have received an opinion, dated such Closing Date, of Venture Law Group, a Professional Corporation, United States counsel for the Company, that:

(i) Assuming this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company under Cayman Islands law, this Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company;

(ii) Assuming the Indenture has been duly authorized, executed and delivered under Cayman Islands law, the Indenture has been duly authorized, executed and delivered; assuming the Offered Securities delivered on such Closing Date have been duly authorized, executed, authenticated, issued and delivered under Cayman Islands law, the Offered Securities delivered on such Closing Date have been duly authorized and conform to the description thereof contained in the Offering Document; and assuming the Indenture and the Offered Securities delivered on such Closing Date constitute valid and legally binding obligations of the Company under Cayman Islands law, the Indenture and the Offered Securities delivered on such Closing Date against payment of the purchase price therefore, when executed by the Company and authenticated by the Trustee, in the manner provided for in the Indenture, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) Assuming the Ordinary Shares initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable under Cayman Islands law, the Ordinary Shares initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Offering Document;

(iv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Indenture or the consummation of the transactions contemplated thereby, except such as may be required under applicable state securities and Blue Sky laws, and except such as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement;

(vi) Such counsel is not aware of any pending legal or governmental actions, suits or proceedings involving the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(vii) The execution and delivery by the Company of the Indenture, this Agreement and the Registration rights Agreement do not, and the Company’s performance of its obligations under the Indenture, this Agreement and the Registration Rights Agreement, including the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof and the issuance and delivery from time to time of the Underlying Shares upon conversion of the Offered Securities in accordance with the terms of the Offered Securities and the provisions of the Indenture, will not, (i) violate the Company’s Certificate of Incorporation of Bylaws, (ii) conflict with, or constitute a default under, any existing obligation of or restriction on the Company under any other agreement listed as an exhibit to the Company’s transition report on Form 10-K for the transition period from July 1, 2002 to December 31, 2002, or (iii) result in any violation of any California or federal law, administrative regulation or court decree as known to such counsel as applicable to the Company and identified by an officer of the Company in a certificate delivered to such counsel; it being understood that such counsel need express no opinion as to the effect of the Company’s performance of its obligations in this Agreement, the Indenture or the Registration Rights Agreement on the Company’s compliance with financial covenants in Other Agreements;

(viii) The statements (A) in the Offering Circular under the captions “Description of the Notes” and “Certain Income Tax Consideration — U.S. Federal Income Tax Consequences” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

(ix) Such counsel has no reason to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report incorporated by reference in the Offering Circular as of the date hereof and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; such documents when they were filed with the Commission, conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including the Sarbanes-Oxley Act; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports; and

(x) Assuming the accuracy of the representations, warranties and covenants of the Company and the Purchasers contained in the Agreement, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

(f) The Purchasers shall have received from Shearman & Sterling LLP, US counsel for the Purchaser, such opinion or opinions, dated such the Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling LLP may rely as to the incorporation of the Company and all other matters governed by Cayman Islands law upon the opinion of Maples and Calder and Jun He Law Offices referred to above.

(g) The Purchasers shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document and Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document and Exchange Act Reports or as described in such certificate.

(h) The Purchasers shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i) On or prior to the date of this Agreement, the Purchasers shall have received lockup letters from each of the executive officers and directors of the Company and certain affiliated entities of the executive officers and directors of the Company.

     Documents described as being “in the agreed form” are documents which are in the forms which have been initialed for the purpose of identification by Shearman & Sterling LLP, copies of which are held by the Company and CSFB, with such changes as CSFB may approve.

     The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7.     Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its officers, partners, members, directors and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser.

(b) Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: under the caption “Plan of Distribution”, the third paragraph, the third and fourth sentences of the eleventh paragraph and the thirteenth paragraph; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8.     Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional after the First Closing Date, this Agreement shall not terminate as to the Firm or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9.     Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, up to U.S.$100,000.

     10.     Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or faxed and confirmed to the Purchasers c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (fax: 1-212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Room 1802, United Plaza, 1468 Nan Jing Road West, Shanghai 20040, China (fax: (8610) 8580-5095), Attention: Charles Chao; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Purchaser.

     11.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12.     Representation of Purchasers. CSFB will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFB.

     13.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints Corporation Service Company, 1172 Avenue of the Americas, 17th Floor New York, NY 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company, by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of the Company in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

SINA Corporation

By

Name:
Title:

Credit Suisse First Boston LLC
     Acting on behalf of itself
     and as the Representatives of
     the several Purchasers

By Credit Suisse First Boston LLC

By

Name:
Title:

SCHEDULE A

Principal Amount of
Purchaser	Firm Securities

Credit Suisse First Boston LLC	U.S.$72,000,000
CITIC Capital Markets Ltd	U.S.$ 8,000,000

Total	U.S.$80,000,000

SCHEDULE B

Form of PricewaterhouseCoopers Letter

SINA Corporation
88 Jianguo Road
16/F SOHO New Town, Building C
Chaoyang District, Beijing, 100022
People’s Republic of China

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010
U.S.A.

Ladies and Gentlemen:

We have audited the consolidated financial statements of SINA Corporation (the “Company”) and subsidiaries as of December 31, 2002, June 30, 2002 and 2001 and for the six months ended December 31, 2002 and each of the three years in the period ended June 30, 2002 included in the Company’s Transition Report on Form 10-K for the transition period of the six months ended December 31, 2002, and incorporated by reference in the confidential Offering Circular (the “Offering Circular” dated as of the date hereof) for the Company’s Zero Coupon Convertible Subordinated Notes due July 15, 2023 (the “Notes”). Our reports with respect thereto are also incorporated by reference in the offering circular dated June 30, 2003.

This letter is intended for use in connection with the offer and sale of the Notes in the United States in reliance on Rule 144A of the Act (as defined herein) to qualified institutional buyers as defined in Rule 144A. It is not to be used in any other jurisdiction whatsoever, except in connection with any potential or actual proceeding or dispute under United States federal or state securities laws, in connection with the offering of the Notes.

This letter is being furnished in reliance upon your representation to us that:

a.	You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the “Act”).

b.	In connection with the offering of the Zero Coupon Convertible Subordinated Notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Circular:

1.	We are independent certified public accountants with respect to the Company under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

2.	Company officials have advised us that the financial statements included in the Offering Circular are prepared in accordance with Regulation S-X of the Securities and Exchange Commission (the “SEC”). In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Offering Circular comply as to form in all material respects with the applicable sections of Regulation S-X.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2002; although we have conducted an audit for the six months ended December 31, 2002, the purpose (and therefore the scope) of the audit was to enable us to express an opinion on the consolidated financial statements as of December 31, 2002 and for the six months then ended, but not on the financial statements for any interim period within that period. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of March 31, 2003 and the unaudited condensed consolidated statements of operations, of cash flows and of changes in shareholders’ equity for the three month periods ended March 31, 2003 and 2002 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 incorporated by reference in the Offering Circular, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2002.

4.	For purposes of this letter we have read the 2003 minutes of the meetings of the shareholders, the Board of Directors of the Company and its subsidiaries as set forth in the minute books as of June 27, 2003, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to June 27, 2003 (our work did not extend to the period from June 28, 2003 to June 30, 2003, inclusive), as follows:

(a)	With respect to the three month periods ended March 31, 2003 and March 31, 2002, we have -

(i)	Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100 (applicable to 2003) and SAS No. 71(applicable to 2002), Interim Financial Information, on the unaudited condensed consolidated financial statements for these periods, described in 4, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, incorporated by reference in the Offering Circular; and

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 5. a(i) above comply as to form in all material respects with the applicable sections of Regulation S-X.

(b)	With respect to the period from April 1, 2003 to May 31, 2003, we have -

(i)	Read the unaudited consolidated financial data of the Company and subsidiaries for April and May of 2003 and 2002 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to May 31, 2003, were available, and

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Circular.

The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(a)	(i)	Any material modifications should be made to the unaudited condensed consolidated financial statements described in 5a.(i), incorporated by reference in and included in the Offering Circular, for them to be in conformity with accounting principles generally accepted in the United States of America; or

	(ii)	The unaudited condensed consolidated financial statements described in 5a.(i) do not comply as to form in all material respect is with the applicable sections of Regulation of S-X.

(b) At May 31, 2003, (i) there was any changes in the capital stock (other than issuance of common stock under the Company’s employee stock plans), increase in long-term debt or decrease in consolidated net current assets or stockholders’ equity as compared with the amounts shown in the March 31, 2003 unaudited condensed consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, incorporated by reference in and included in the Offering Circular; or (ii) for the period from April 1, 2003 to May 31, 2003, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net revenues or any increases in the operating loss or net loss, except in all instances for changes, increases, or decreases that the Offering Circular discloses have occurred or may occur.

6.	As mentioned in 5b, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to May 31, 2003, were available; accordingly, the procedures carried out by us with respect to changes in financial data items after May 31, 2003, have, of necessity, been even more limited than those with respect to the periods referred to in 5. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) at June 27, 2003 there was any change in the capital stock (other than issuance of common stock under the Company’s employee stock plans), increase in long-term debt or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company as compared with amounts shown on the March 31, 2003 unaudited condensed consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 incorporated by reference in the Offering Circular or (ii) for the period from April 1, 2003 to June 27, 2003, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated net revenues, income from operations or net income. On the basis of these inquiries and our reading of the minutes as described in 5 above, nothing came to our attention that caused us to believe that there was any such increase or decrease, except in all instances that the Offering Circular discloses have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Circular and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Offering Circular as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

A	Compared to or recalculated or derived from a corresponding amount in the consolidated financial statements of the Company at December 31, 2002, June 30, 2002 and 2001, and the results of their operations and their cash flows for the six months ended December 31, 2002 and each of the three years in the period ended June 30, 2002, 2001 and 2000 included in the Company’s Transition Report on Form 10-K for the transition period of the six months ended December 31, 2002 incorporated by reference in the Offering Circular, adjusted where appropriate for rounding, and found such amounts to be in agreement. As applicable, we make no representation as to the reasons set forth in the Offering Circular and in the Form 10-K for any increase or decrease in the amounts or percentages. The term “working capital” as used in the Selected Consolidated Financial Data section of the Offering Circular and the Form 10-K is defined as current assets less current liabilities.

B	Compared to or recalculated or derived from a corresponding amount in the condensed consolidated financial statements of the Company included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 incorporated by reference in the Offering Circular. As applicable, we make no representation as to the reasons set forth in the Offering Circular and in the Form 10-Q for any increase or decrease in the amounts or percentages. The term “working capital” as used in the Selected Consolidated Financial Data sections of the Offering Circular and the Form 10-Q is defined as current assets less current liabilities. We make no comment as to the definition of “total capitalization” as used in the Capitalization section.

C	Compared to a schedule prepared by the Company from its accounting records. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement, and (b) determined that the schedule was mathematically correct.

D	Compared to or recalculated or derived from a corresponding amount in the consolidated financial statements of the Company at June 30, 1999 and 1998, and each of the two years in the period ended June 30, 1999 and 1998, not incorporated by reference or included in the Offering Circular. As applicable, we make no representation as to the reasons set forth in the Offering Circular for any increase or decrease in the amounts or percentages. The term “working capital” as used in the Selected Consolidated Financial Data sections of the Offering Circular and the Form 10-K is defined as current assets less current liabilities.

E	Recomputed from the actual March 31, 2003 column to give effect to the estimated net proceeds of the Notes to be offered in the Offering Circular. However, we make no comment as to whether the sale of the Notes will be consummated and the use of proceeds as described therein will actually occur.

F	Compared to or recalculated or derived from a corresponding amount in the unaudited consolidated financial statements of the Company at December 31, 2001, and the results of their operations and their cash flows for the six months ended December 31, included in the Company’s Transition Report on Form 10-K for the transition period of the six months ended December 31, 2002 incorporated by reference in the Offering Circular, adjusted where appropriate for rounding, and found such amounts to be in agreement. As applicable, we make no representation as to the reasons set forth in the Offering Circular and in the Form 10-K for any increase or decrease in the amounts or percentages. The term “working capital” as used in the Selected Consolidated Financial Data section of the Offering Circular and the Form 10-K is defined as current assets less current liabilities.

8.	The procedures enumerated in paragraph 8 do not constitute an audit conducted in accordance with generally accepted auditing standards. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraphs 8; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Circular and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist Credit Suisse First Boston LLC in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the Notes covered by the Offering Circular, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase or sale of the Notes or securities, nor is it to be filed with or referred to in whole or in part in the Offering Circular or any other document, except that reference may be made to it in the Purchase Agreement in connection with the offering of the Notes or in any list of closing documents pertaining to the offering of convertible notes covered by the Offering Circular.

Yours very truly,

SCHEDULE C

List of PRC Subsidiaries

Subsidiary	Ownership by the Company

Beijing SINA Information Technology Co., Ltd.	99.35%
Beijing SINA Internet Technology Service Co., Ltd.	100%
Shanghai SINA Online Information Technology Co., Ltd.	100%
Shanghai SINA Technology Service Co. Ltd.	100%
Star-Village.com (Beijing) Internet Technology Limited	100%
Shanghai NC-SINA Information Technology Co. Ltd.	51%
Beijing SINA Interactive Advertising Co., Ltd.	25%

SCHEDULE D

List of Material PRC Subsidiaries

Subsidiary	Ownership by the Company

Beijing SINA Internet Tech. Service Co., Ltd.	100%
Beijing SINA Info. Tech. Co., Ltd.	99.35%
Beijing SINA Internet Info. Service Co. Ltd.	0%
Beijing Star-Village.com Cultural Development Co., Ltd.	0%
Guangzhou Media Message Technologies, Inc.	0%

35